PICO Holdings, Inc.
Amended and Restated Nonemployee Director Compensation Policy

1.	General

The PICO Holdings, Inc. Amended and Restated Nonemployee Director Compensation Policy (the “Policy”) is designed to provide for the compensation of each member of the board of directors (the “Board”) of PICO Holdings, Inc. (the “Company”) who is a Nonemployee Director (as defined in the PICO Holdings, Inc. 2014 Equity Incentive Plan (the “EIP”)) (each, a “Nonemployee Director”). The Policy will become effective on January 1, 2018 and will continue in effect until its termination by the Board. The Policy will replace and supersede any and all compensation policies or programs previously established or maintained by the Company with respect to Nonemployee Directors.

2.	Administration

The Policy will be administered by the Board. The Board will have the sole discretion and authority to administer, interpret, amend and terminate the Policy, and the decisions of the Board will in every case be final and binding on all persons having an interest in the Policy.

3.	Eligibility

Each Nonemployee Director will be eligible to receive the compensation set forth in the Policy in accordance with the terms of the Policy. Such compensation will be paid or granted, as applicable, automatically and without further action of the Board to each Nonemployee Director.

4.	Annual Retainers

(a)General. Subject to Sections 4(b), 4(c) and 4(d), each Nonemployee Director will be eligible to receive annual retainers (each, an “Annual Retainer”) in the values set forth in the following table, as applicable, for each calendar year of service as a lead independent director and/or member of the Board.

Type of Annual Retainer		Dollar Value Per Calendar Year If Paid Fully in Cash (“Cash Dollar Value”)	Dollar Value Per Calendar Year If Paid Fully in RSUs (“RSU Dollar Value”)
Board	Lead Independent Director	$20,000	$25,000
	Member	$35,000	$43,750

For clarity, an individual will not be eligible to receive any type of Annual Retainer set forth in the table above (the “Table”) unless he or she is a Nonemployee Director on the applicable payment or grant date. Further, for clarity, each Nonemployee Director will be eligible to receive each type of Annual Retainer set forth in the Table that is applicable to such Nonemployee Director (e.g., if a Nonemployee Director is the lead independent director of the Board, he or she will be eligible to receive (i) an Annual Retainer for service as the lead independent director of the Board and (ii) an Annual Retainer for service as a member of the Board.

(b)Prorated Annual Retainers for Mid-Year Appointees. Section 4(a) will apply to any Nonemployee Director who is newly appointed as a lead independent director or member of the Board, in each case after January 1 of a calendar year (each, a “Mid-Year Appointee”); provided, however, that with respect to any Annual Retainer for such Mid-Year Appointee’s first (partial) calendar year of service in the role applicable to such Annual Retainer, “Cash Dollar Value” and “RSU Dollar Value” will mean, as applicable, (i) the applicable amount set forth in the Table, multiplied by (ii) a fraction, the numerator of which is the number of days in the period beginning on (and including) the effective date of such Mid-Year Appointee’s appointment to the applicable role and ending on (and including) December 31 of such calendar year and the denominator of which is the total number of days during such calendar year.

(c)Dollar Value of Annual Retainers. The dollar value of each Annual Retainer payable to a Nonemployee Director will be determined in accordance with the following terms.

(i)If a Nonemployee Director makes an election pursuant to Section 4(d) to receive any portion of an Annual Retainer in the form of cash, the dollar value of such portion will be equal to (A) the applicable Cash Dollar Value (as set forth in the Table and adjusted pursuant to Section 4(b), if applicable) or 100% of any lesser amount elected by such Nonemployee Director pursuant to Section 4(d)(i), as applicable, multiplied by (B) the percentage elected by such Nonemployee Director (the “Cash Election Percentage”).

(ii)If a Nonemployee Director makes an election pursuant to Section 4(d) to receive any portion of an Annual Retainer in the form of a restricted stock unit (“RSU”) award, the dollar value of such portion will be equal to (A) the applicable RSU Dollar Value (as set forth in the Table and adjusted pursuant to Section 4(b), if applicable) or 125% of any lesser amount elected by such Nonemployee Director pursuant to Section 4(d)(i), as applicable, multiplied by (B) the percentage elected by such Nonemployee Director (the “RSU Election Percentage”).

(d)Election for Annual Retainers and Annual Awards.

(i)With respect to any Annual Retainer, each Nonemployee Director may make an election (A) to receive the full amount of such Annual Retainer (i.e., based on the applicable Cash Dollar Value and/or RSU Dollar Value (as set forth in the Table and adjusted pursuant to Section 4(b), if applicable)) or any lesser amount (including zero) and (B) to receive any portion of such Annual Retainer in the form of cash or an RSU award.

(ii)With respect to any Annual Award, each Nonemployee Director may make an election to receive the full amount of such Annual Award (i.e., based on an Annual Award Dollar Value equal to $75,000 and adjusted pursuant to Section 5(c), if applicable) or any lesser amount (including zero) by electing an Annual Award Dollar Value less than $75,000 and adjusted pursuant to Section 5(c), if applicable.

(iii)With respect to any Annual Retainer or Annual Award for a particular calendar year of service, any election made pursuant to this Section 4(d) (A) must be made on a form provided by the Company, (B) must be made on or before December 31 of the year immediately prior to such calendar year (or such earlier date as required by the Company); provided, however, that any such election made by a Mid-Year Appointee who will become a new member of the Board may be made before the effective date of his or her appointment to the Board, and (C) will be irrevocable once made.

(iv)If a Nonemployee Director does not make an election pursuant to this Section 4(d) or fails to submit such an election on a timely basis, such Nonemployee Director will be deemed to have elected (A) to receive the full amount of his or her Annual Retainer(s), (B) to receive his or her Annual Retainer(s) in the form of cash only, and (C) to receive the full amount of his or her Annual Award.

(e)Terms of Annual Retainers in the Form of Cash.

(i)Subject to Section 4(e)(ii), with respect to any Annual Retainer for a particular calendar year of service, the portion (if any) of such Annual Retainer to be paid in the form of cash, as determined in accordance with Section 4(c)(i), will be paid in substantially equal quarterly installments on January 1, April 1, July 1 and October 1 of such calendar year, provided that the Nonemployee Director is in service in the role applicable to such Annual Retainer on the applicable payment date (e.g., if a Nonemployee Director is the lead independent director of the Board on January 1 but terminates his or her service as such lead independent director on August 1, then with respect to his or her Annual Retainer for service as such lead independent director, he or she will receive the quarterly installments payable on January 1, April 1, and July 1 but not the quarterly installment payable on October 1, regardless of whether he or she is in service as a Nonemployee Director on October 1).

(ii)With respect to any Annual Retainer for a Mid-Year Appointee’s first (partial) calendar year of service in the role applicable to such Annual Retainer, the portion (if any) of such Annual Retainer to be paid in the form of cash will be paid as follows:

(A)     the first installment will be paid on the effective date of such Mid-Year Appointee’s appointment to the applicable role and the amount of such first installment will be equal to (x) the total amount of the portion of such Annual Retainer to be paid in the form of cash, minus (y) an amount equal to the product of (1) 25% multiplied by (2) the applicable Cash Dollar Value (as set forth in the Table, without any adjustment pursuant to Section 4(b)) or 100% of any lesser amount elected by such Mid-Year Appointee pursuant to Section 4(d)(i), as applicable, multiplied by (3) the Cash Election Percentage multiplied by (4) the number of quarterly payment dates (i.e., April 1, July 1 and October 1) remaining in such calendar year after the effective date of such Mid-Year Appointee’s appointment to the applicable role; and

(B)    any remaining installments will be paid in substantially equal amounts on April 1 (if such effective date occurs prior to April 1), July 1 (if such effective date occurs prior to July 1) and October 1 (if such effective date occurs prior to October 1) of such calendar year, provided that such Mid-Year Appointee is in service in the role applicable to such Annual Retainer on the applicable payment date.

(f)Terms of Annual Retainers in the Form of RSU Awards. With respect to any Annual Retainer for a particular calendar year of service, the portion (if any) of such Annual Retainer to be paid in the form of an RSU award will be subject to the following terms.

(i)Such award will be granted under the EIP and will be subject to the terms of the EIP, the applicable award agreement and the Policy.

(ii)Such award will be granted on the first trading day in January of such calendar year; provided, however, that with respect to any such award for a Mid-Year Appointee’s first (partial) calendar year of service in the role applicable to such award, such award will be granted on the effective date of such Mid-Year Appointee’s appointment to the applicable role.

(iii)The number of RSUs subject to such award will be equal to (A) the dollar value of such portion, as determined in accordance with Section 4(c)(ii), divided by (B) the average of the daily volume weighted average prices (“VWAP”) of the Company’s common stock for all of the trading days during the 30 calendar day period ending on (and including) the last trading day immediately prior to the grant date of such award, rounded down to the nearest whole share; provided, however, that the number of RSUs subject to such award, together with any RSUs or shares subject to any other Nonemployee Director Awards (as defined in the EIP) granted to the Nonemployee Director (including any Annual Awards granted under Section 5), may not exceed the limit set forth in Section 5.5 of the EIP.

(iv)Such award will vest in substantially equal quarterly installments on the grant date of such award and on April 1, July 1 and October 1 of the calendar year in which such award is granted; provided, however, that:

(A)    with respect to any such award for a Mid-Year Appointee’s first (partial) calendar year of service in the role applicable to such award, such award will vest as follows:

(x)    the first installment will vest on the effective date of such Mid-Year Appointee’s appointment to the applicable role and the number of RSUs in such first installment will be equal to (1) the total number of RSUs with respect to the portion of such Annual Retainer to be paid in the form of an RSU award, minus (2) an amount equal to the product of (I) 25% multiplied by (II) the number of RSUs that would be subject to the full Annual Retainer (as adjusted if any lesser amount is elected by such Mid-Year Appointee pursuant to Section 4(d)(i)), without any adjustment pursuant to Section 4(b), determined as if the award were granted on the effective date of such Mid-Year Appointee’s appointment to the applicable role, multiplied by (III) the RSU Election Percentage multiplied by (IV) the number of quarterly vesting dates (i.e., April 1, July 1 and October 1) remaining in such calendar year after the effective date of such Mid-Year Appointee’s appointment to the applicable role; and

(y)     any remaining installments will vest in substantially equal amounts on April 1 (if such effective date occurs prior to April 1), July 1 (if such effective date occurs prior to July 1) and October 1 (if such effective date occurs prior to October 1) of such calendar year;

(B)    vesting will be fully accelerated upon a Change in Control (as defined in the EIP), as set forth in Section 13.2 of the EIP; and

(C)    vesting will cease upon the termination of the Nonemployee Director’s service in the role applicable to such Annual Retainer and any RSUs subject to such award that are unvested on the date of such termination will be forfeited by such Nonemployee Director on such date (e.g., if a Nonemployee Director is granted an RSU award with respect to his or her Annual Retainer for service as the lead independent director of the Board, such RSU award will cease vesting upon his or her termination as such lead independent director and any RSUs subject to such award that are unvested on the date of such termination will be forfeited by the Nonemployee Director on such date, regardless of whether he or she continues in service as a Nonemployee Director after such date).

(v)Except as provided in Section 4(f)(vi), the issuance of any shares pursuant to such award, to the extent vested, will occur on the date of the Nonemployee Director’s termination of service as a member of the Board, provided that such termination constitutes a “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), subject to Section 7 and the terms of the award agreement.

(vi)Each RSU subject to such award (whether vested or unvested) will be credited with any cash dividend, stock dividend or other distribution that is paid with respect to a share of the Company’s common stock. Any such dividend or other distribution will be credited to such RSU on the same date and in the same form as such dividend or other distribution is paid to the Company’s shareholders. Any such dividend or other distribution that is credited to such RSU will be issued (A) on the date of such crediting if such RSU is vested on such date or (B) on the date such RSU becomes vested if such RSU is unvested on the date of such crediting, in each case in the same form paid to the Company’s shareholders. For clarity, any such dividend or other distribution that is credited to an unvested RSU will be unvested and will only vest and be issued if the underlying RSU vests.

5.Annual RSU Awards

Each Nonemployee Director will be eligible to receive an annual RSU award (an “Annual Award”) for each calendar year of service as a member of the Board. For clarity, an individual will not be eligible to receive an Annual Award unless he or she is a Nonemployee Director on the applicable grant date. Each Annual Award will be subject to the following terms.

(a)Each Annual Award will be granted under the EIP and will be subject to the terms of the EIP, the applicable award agreement and the Policy.

(b)Each Annual Award will be granted on the first trading day in January of the applicable calendar year of service; provided, however, that with respect to any Annual Award for a Mid-Year Appointee’s first (partial) calendar year of service as a member of the Board, such Annual Award will be granted on the effective date of such Mid-Year Appointee’s appointment to the Board.

(c)The number of RSUs subject to each Annual Award will be equal to (i) the Annual Award Dollar Value (as defined below), divided by (ii) the average of the daily VWAP of the Company’s common stock for all of the trading days during the 30 calendar day period ending on (and including) the last trading day immediately prior to the grant date of such Annual Award, rounded down to the nearest whole share; provided, however, that the number of RSUs subject to such Annual Award, together with any RSUs or shares subject to any other Nonemployee Director Awards (as defined in the EIP) granted to the Nonemployee Director (including any RSU awards granted under Section 4), may not exceed the limit set forth in Section 5.5 of the EIP. For purposes of the foregoing, the “Annual Award Dollar Value” will mean $75,000 or any lesser amount elected by such Nonemployee Director pursuant to Section 4(d)(ii), as applicable; provided, however, that with respect to any Annual Award for a Mid-Year Appointee’s first (partial) calendar year of service as a member of the Board, the “Annual Award Dollar Value” will mean (A) $75,000 multiplied by a fraction, the numerator of which is the number of days in the period beginning on (and including) the effective date of such Mid-Year Appointee’s appointment to the Board and ending on (and including) December 31 of such calendar year and the denominator of which is the total number of days during such calendar year, or (B) any lesser amount elected by such Mid-Year Appointee pursuant to Section 4(d)(ii), as applicable.

(d)Each Annual Award will vest in substantially equal quarterly installments on the grant date of such Annual Award and on April 1, July 1 and October 1 of the calendar year in which such Annual Award is granted; provided, however, that:

(i)with respect to any Annual Award for a Mid-Year Appointee’s first (partial) calendar year of service as a member of the Board, such Annual Award will vest as follows:

(A)     the first installment will vest on the effective date of such Mid-Year Appointee’s appointment to the Board and the number of RSUs in such first installment will be equal to (x) the total number of RSUs subject to such Annual Award, minus (y) an amount equal to the product of (1) 25% multiplied by (2) the number of RSUs that would result if the Annual Award Dollar Value were $75,000 or any lesser amount elected by such Mid-Year Appointee pursuant to Section 4(d)(ii), as applicable, determined as if the Annual Award were granted on the effective date of such Mid-Year Appointee’s appointment to the Board, multiplied by (3) the number of quarterly vesting dates (i.e., April 1, July 1 and October 1) remaining in such calendar year after the effective date of such Mid-Year Appointee’s appointment to the Board; and

(B)     any remaining installments will vest in substantially equal amounts on April 1 (if such effective date occurs prior to April 1), July 1 (if such effective date occurs prior to July 1) and October 1 (if such effective date occurs prior to October 1) of such calendar year;

(ii)vesting will be fully accelerated upon a Change in Control (as defined in the EIP), as set forth in Section 13.2 of the EIP; and

(iii)vesting will cease upon the termination of the Nonemployee Director’s service as a member of the Board and any RSUs subject to such Annual Award that are unvested on the date of such termination will be forfeited by such Nonemployee Director on such date.

(e)Except as provided in Section 5(f), the issuance of any shares pursuant to each Annual Award, to the extent vested, will occur on the date of the Nonemployee Director’s termination of service as a member of the Board, provided that such termination constitutes a “separation from service” within the meaning of Section 409A of the Code, subject to Section 7 and the terms of the award agreement.

(f)Each RSU subject to each Annual Award (whether vested or unvested) will be credited with any cash dividend, stock dividend or other distribution that is paid with respect to a share of the Company’s common stock. Any such dividend or other distribution will be credited to such RSU on the same date and in the same form as such dividend or other distribution is paid to the Company’s shareholders. Any such dividend or other distribution that is credited to such RSU will be issued (i) on the date of such crediting if such RSU is vested on such date or (ii) on the date such RSU becomes vested if such RSU is unvested on the date of such crediting, in each case in the same form paid to the Company’s shareholders. For clarity, any such dividend or other distribution that is credited to an unvested RSU will be unvested and will only vest and be issued if the underlying RSU vests.

6.Expenses

Subject to Section 7, each Nonemployee Director will be eligible for reimbursement from the Company for all reasonable out-of-pocket expenses incurred in connection with his or her duties as a Nonemployee Director.

Each Nonemployee Director may consult the chairperson of the Board on a case-by-case basis with respect to reimbursement for any expenses related to attending any seminars (including the proposed budget for any such seminar).

1.Section 409A

The Company intends that any amounts provided under the Policy be exempt from or comply with the requirements of Section 409A of the Code and the regulations and rulings issued thereunder (collectively, “Section 409A”), and the Policy will be so construed. Without limiting the generality of the foregoing and notwithstanding any other provision of the Policy to the contrary:

(a)If any amount under the Policy (i) constitutes a “deferral of compensation” within the meaning of Section 409A, (ii) is payable pursuant to an individual’s “separation from service” within the meaning of Section 409A, and (iii) such individual is a “specified employee” within the meaning of Section 409A (determined using the identification methodology selected by the Company from time to time, or if none, the default methodology) as of the date of such individual’s separation from service, then except as otherwise permitted by Section 409A, such amount will be paid to such individual on the date that is six months and one day after such individual’s separation from service or, if earlier, the date of such individual’s death following such separation from service.

(b)Each payment made under the Policy will be treated as a separate payment.

(c)To the extent that any taxable reimbursements are provided to any Nonemployee Director, they will be provided in accordance with Section 409A, including, but not limited to, the following provisions: (i) the amount of any such expenses eligible for reimbursement during such individual’s taxable year may not affect the expenses eligible for reimbursement in any other taxable year; (ii) the reimbursement of an eligible expense must be made no later than the last day of such individual’s taxable year that immediately follows the taxable year in which the expense was incurred; and (iii) the right to any reimbursement may not be subject to liquidation or exchange for another benefit.